Exhibit 10.3

INDEMNIFICATION AGREEMENT

August 6, 2003

TABLE OF CONTENTS

	Section
1.	INDEMNIFICATION OF INDEMNITEE.	2
2.	ADDITIONAL INDEMNITY.	2
3.	INDEMNIFICATION RIGHTS.	2
4.	EXPENSES; INDEMNIFICATION PROCEDURE.	5
5.	NONEXCLUSIVITY	6
6.	NO DUPLICATION OF PAYMENTS.	6
7.	PARTIAL INDEMNIFICATION.	6
8.	LIABILITY INSURANCE.	7
9.	EXCEPTIONS.	7
10.	SETTLEMENTS.	7
11.	INDULGENCES, ETC.	7
12.	IMPUTED KNOWLEDGE.	8
13.	PERIOD OF LIMITATIONS.	8
14.	CONSTRUCTION OF CERTAIN PHRASES.	8
15.	COUNTERPARTS.	9
16.	BINDING EFFECT; SUCCESSORS AND ASSIGNS.	10
17.	ACTION UNDER AGREEMENT.	10
18.	NOTICE	10
19.	CONSENT TO JURISDICTION.	10

-I-

20.	SEVERABILITY.	11
21.	CHOICEOFLAW	11
22.	SUBROGATION.	11
23.	AMENDMENT AND TERMINATION.	11
24.	INTEGRATION AND ENTIRE AGREEMENT.	11
25.	NO CONSTRUCTION AS EMPLOYMENT AGREEMENT.	11
26.	CORPORATE AUTHORITY.	11

-II-

INDEMNIFICATION AGREEMENT

THIS INDEMNIFICATION AGREEMENT (the "Agreement") is entered into and effective as of August 6, 2003, by and between PAPA JOHN'S INTERNATIONAL, INC., a Delaware corporation (the "Company"), and JOHN H. SCHNATTER ("Indemnitee").

RECITALS:

A.         The Company and Indemnitee recognize the continued difficulty in obtaining liability insurance for corporate directors, officers, employees, controlling persons, agents and fiduciaries, the significant increases in the cost of such insurance and the general reductions in the coverage of such insurance.

B.          The Company and Indemnitee further recognize the substantial increase in corporate litigation in general, subjecting directors, officers, employees, controlling persons, agents and fiduciaries to expensive litigation risks at the same time as the availability and coverage of liability insurance has been severely limited.

C.          The stockholders of the Company have adopted Bylaws (the "Bylaws") providing for the indemnification of the officers, directors, agents and employees of the Company to the maximum extent authorized by Section 145 of the Delaware General Corporations Law, as amended (the "DGCL").

D.          Indemnitee does not regard the current protection available for the Company's directors, officers, employees, controlling persons, agents and fiduciaries as adequate under the present circumstances, and Indemnitee and other directors, officers, employees, controlling persons, agents and fiduciaries of the Company may not be willing to serve or continue to serve in such capacities without additional protection.

E.          The Bylaws and the DGCL, by their non-exclusive nature, permit contracts between the Company and the members of its Board of Directors with respect to indemnification of such directors.

F.          The Company (i) desires to attract and retain the involvement of highly qualified individuals, such as Indemnitee, to serve the Company and, in part, in order to induce Inde1m1itee to be involved with the Company and (ii) wishes to provide for the indemnification and advancing of expenses to Indemnitee to the maximum extent permitted by law.

G.         In view of the considerations set forth above, the Company desires that Indemnitee be indemnified by the Company as set forth herein.

AGREEMENT:

Now, THEREFORE, the parties hereby agree as follows:

1.          INDEMNIFICATION OF INDEMNITEE. The Company hereby agrees to indemnify Indemnitee to the fullest extent permitted by law, even if such indemnification is not specifically authorized by the other provisions of this Agreement, the Company's Certificate of Incorporation (the "Certificate"), the Bylaws or by statute. In the event of any change after the date of this Agreement in any applicable law, statute or rule which expands the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, controlling person, agent or fiduciary, it is the intent of the parties hereto that Indemnitee shall enjoy by this Agreement the greater benefits afforded by such change. In the event of any change in any applicable law, statute or rule which narrows the right of a Delaware corporation to indemnify a member of its Board of Directors or an officer, employee, agent or fiduciary, such change, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties' rights and obligations hereunder except as set forth in Section 9(a) hereof.

2.          ADDITIONAL INDEMNITY. The Company hereby agrees to hold harmless and indemnify the Indemnitee:

a.         against any and all expenses incurred by Indemnitee, as set forth in Section 3(a) below; and

b.         otherwise to the fullest extent not prohibited by the Certificate, Bylaws or the DGCL.

3.           INDEMNIFICATION RIGHTS.

a.          Indemnification of Expenses. The Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by law if Indemnitee was or is or becomes a party to or witness or other participant in, or is threatened to be made a party to or witness or other participant in, any threatened, pending or completed action, suit, proceeding or alternative dispute resolution mechanism, or any hearing, inquiry or investigation that Indemnitee believes might lead to the institution of any such action, suit, proceeding or alternative dispute resolution mechanism, whether civil, criminal, administrative, investigative or other (hereinafter a "Claim") against any and all expenses (including reasonable attorneys' fees and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or otherwise participating in (including on appeal), or preparing to defend, be a witness in or otherwise participate in (including on appeal), any such action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation, judgments, fines, penalties and amounts paid in settlement (if such settlement is approved in advance by the Company, which approval shall not be unreasonably withheld) of such Claim (collectively, hereinafter "Expenses"), including all interest, assessments and other charges paid or payable in connection, with or in respect of such Expenses, incurred by Indemnitee by reason of (or arising in part out of) any event or occurrence related to the fact that Indemnitee is or was a director, officer, employee, controlling person, agent or fiduciary of the Company, or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, controlling person, agent or fiduciary of another  corporation,  partnership,  joint  venture,  trust, plan or other enterprise, or by reason of any action or inaction on the part of Indemnitee while serving in such capacity including, without limitation,  any  and all losses, claims, damages, expenses and liabilities, joint or several (including any investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit, proceeding or any claim asserted) under the Securities Act of 1933 as amended (the "Securities Act"), the Securities Exchange Act of 1934 as amended  (the "Exchange Act") or other federal or state statutory law or regulation, at common law or otherwise, which relate directly or indirectly to the registration, purchase, sale or ownership of any securities of the Company or to any fiduciary obligation owed with respect thereto (hereinafter an "Indemnification Event"). Such payment of Expenses shall be made by the Company as soon as practicable but in any event no later than twenty-five (25) days after written demand by Indemnitee therefor is presented to the Company.

b.          Reviewing Party. Notwithstanding the foregoing, (i) the obligations of the Company under Section 2 shall be subject to the condition that the Reviewing Party (as described in Section 14(d) hereof) shall not have determined (in a written opinion, in any case in which the Independent Legal Counsel referred to in Section 3(e) hereof is involved) that Indemnitee would not be permitted to be indemnified under applicable law, and (ii) Indemnitee acknowledges and agrees that the obligation of the Company to make an advance payment of Expenses to Indemnitee pursuant to Section 4(a) (an "Expense Advance") shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by Indemnitee (who hereby agrees to reimburse the Company) for all such amounts theretofore paid; provided, however, that if Indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that Indemnitee should be indemnified under applicable law, any determination made by the Reviewing Party that Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and Indemnitee shall not be required to reimburse the Company for any Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed). Indemnitee's obligation to reimburse the Company for any Expense Advance shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control (as defined in Section 12(b) hereof), the Reviewing Party shall be selected by a quorum of Disinterested Directors (defined below), and if there has been such a Change in Control (other than a Change in Control which has been approved by a majority of the Company's Board of Directors who were directors immediately prior to such Change in Control), the Reviewing Party shall be the Independent Legal Counsel referred to in Section 3(e) hereof. If there has been no determination by the Reviewing Party within 25 days or if the Reviewing Party determines that Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, Indemnitee shall have the right to commence litigation seeking an initial determination by the court or challenging any such determination by the Reviewing Party or any aspect thereof, including the legal or factual bases therefor, and the Company hereby consents to service of process and to appear in any such proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and Indemnitee.

c.          Contribution. If the indemnification provided for in Section 3(a) above for any reason is held by a court of competent jurisdiction to be insufficient or unavailable to Indemnitee in respect of any losses, claims, damages, expenses or liabilities referred to therein, then the Company, in lieu of indemnifying Indemnitee thereunder, shall contribute to the amount paid or payable by Indemnitee as a result of such losses, claims, damages, expenses or liabilities (i)  in such proportion as is appropriate to reflect the relative benefits received by the Company and Indemnitee, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and Indemnitee in connection with the action or inaction which resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations. In connection with the registration of the Company's securities, the relative benefits received by the Company and Indemnitee shall be deemed to be in the same respective proportions that the net proceeds from the offering (before deducting expenses) received by the Company and the Indemnitee, in each case as set forth in the table on the cover page of the applicable prospectus, bear to the aggregate public offering price of the securities so offered. The relative fault of the Company and Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Indemnitee and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and Indemnitee agree that it would not be just and equitable if contribution pursuant to this Section 3(c) were determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. In c01mection with the registration of the Company's securities, in no event shall an Indemnitee be required to contribute any amount under this Section 3(c) in excess of the lesser of (i) that proportion of the total of such losses, claims, damages or liabilities indemnified against equal to the proportion of the total securities sold under such registration statement which is being sold by Indemnitee or (ii) the proceeds received by Indemnitee from its sale of securities under such registration statement. No person found guilty of fraudulent misrepresentation (within the meaning of Section 1l(f) of the Securities Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

d.          Survival Regardless of Investigation. This Agreement and the indemnification and contribution provisions set fo1ih herein are of a continuing nature and shall survive the expiration, termination or cancellation of this Agreement, and will remain in full force and effect regardless of any investigation made by or on behalf of Indemnitee or any officer, director, employee, agent or controlling person of Indemnitee.

e.          Change in Control. After the date hereof, the Company agrees that if there is a Change in Control of the Company then, with respect to all matters thereafter arising concerning the rights of Indemnitee to payments of Expenses under this Agreement or any other agreement or under the Certificate or Bylaws as now or hereafter in effect, Independent Legal

Counsel (as defined in Section 12(c) hereof) shall be selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld).  Such counsel, among other things, shall render its written opinion to the Company and Indemnitee as to whether and to what extent Indemnitee would be permitted to be indemnified under applicable law.  The Company agrees to abide by such opinion and to pay the reasonable fees of the Independent Legal Counsel referred to above and to fully indemnify such counsel against any and all reasonable expenses (including attorneys' fees), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

f.           Mandatory Payment of Expenses. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, in the defense of any action, suit, proceeding, inquiry or investigation referred to in Section 3(a) hereof or in the defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses incurred by Indemnitee in connection herewith.

4.           EXPENSES; INDEMNIFICATION PROCEDURE.

a.          Advancement of Expenses. The Company shall advance all Expenses incurred by Indemnitee. The advances to be made hereunder shall be paid by the Company to Indemnitee as soon as practicable but in any event no later than twenty-five (25) days after written demand by Indemnitee therefor to the Company.

b.          Notice/Cooperation by Indemnitee. Indemnitee shall give the Company notice in writing as soon as practicable of any Claim made against Indemnitee for which indemnification will or could be sought under this Agreement, but the failure to notify the Company will not relieve it from any liability which it may have to Indemnitee unless the Company is materially prejudiced by such lack of notification. Notice to the Company shall be directed to the Chief Executive Officer of the Company at the address shown on the signature page of this Agreement (or such other address as the Company shall designate in writing to Indemnitee).

c.          No Presumptions; Burden of Proof. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law. In addition, neither the failure of the Reviewing Party to have made a determination as to whether Indemnitee has met any particular standard of conduct or had any particular belief, nor an actual determination by the Reviewing Party that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee to secure a judicial determination that Indemnitee should be indemnified under applicable law, shall be a defense to Indemnitee's claim or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief. In connection with any determination by the Reviewing Party or otherwise as to whether Indemnitee is entitled to be indemnified hereunder, it shall be presumed that Indemnitee is entitled to indemnification under this Agreement and the burden of proof shall be on the Company to establish that Indemnitee is not so entitled.

d.          Notice to Insurers. If, at the time of the receipt by the Company of a notice of a Claim pursuant to Section 4(b) hereof, the Company has liability insurance in effect which may cover such Claim, the Company shall give prompt notice of the commencement of such Claim to the insurers in accordance with the procedures set forth in each of the policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such action, suit, proceeding, inquiry or investigation in accordance with the terms of such policies.

e.          Selection of Counsel. In the event the Company shall be obligated hereunder to pay Expenses in connection with any Claim, the Company shall be entitled to assume the defense of such Claim, at its own expense, with counsel approved by the Indemnitee, which approval shall not be unreasonably withheld, upon the delive1y to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Claim; provided that, (i) Indemnitee shall have the right to employ Indemnitee's counsel in any such Claim at Indemnitee's expense and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, (B) Indemnitee shall have reasonably concluded that there is a conflict of interest between the Company and Indemnitee in the conduct of any such defense, or (C) the Company shall not continue to retain such counsel to defend such Claim, then the fees and expenses of Indemnitee's counsel shall be at the expense of the Company.

5.           NONEXCLUSIVITY. The indemnification provided by this Agreement shall be in addition to any rights to which Indemnitee may be entitled under the Certificate, the Bylaws, any agreement, any vote of stockholders or disinterested directors, the DGCL, or otherwise. The indemnification provided under this Agreement shall continue as to Indemnitee for any action Indemnitee took or did not take while serving in an indemnified capacity even though Indemnitee may have ceased to serve in such capacity.

6.           NO DUPLICATION OF PAYMENTS. The Company shall not be liable under this Agreement to make any payment in connection with any Claim made against Indemnitee to the extent Indenu1itee has otherwise actually received payment (under any insurance policy, the Certificate, the Bylaws or otherwise) of the amounts otherwise indemnifiable hereunder, and Indemnitee shall remit to the Company any amounts paid by the Company for which Indemnitee is otherwise reimbursed.

7.           PARTIAL INDEMNIFICATION. Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for any portion of Expenses incurred in connection with any Claim, but not, however, for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion of such Expenses to which Indemnitee is entitled.

8.           LIABILITY INSURANCE. The Company shall use its best efforts to maintain liability insurance, substantially similar to that which is in effect as of the date of this Agreement, as to all directors, officers, employees or agents of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise serving at the request of the Company in reasonable amounts from established and reputable insurers at all times when the Company may be obligated to indemnify or advance Expenses to Indemnitee hereunder. Notwithstanding the foregoing, the Company shall have no obligation to maintain such insurance if the Company determines in good faith, other than in anticipation of a Change in Control, that such insurance is not available or the premium costs are unreasonably disproportionate to the coverage provided. In the event the Company maintains policies of directors and officers liability insurance, Company agrees to provide the Indemnitee immediate notice of any lapse, cancellation or non-renewal of such insurance coverage and shall provide Indemnitee copies of all correspondence and notices from the Company's insurance agent, broker or carrier relating to any actual or potential lapse, non-renewal or cancellation.

9.           EXCEPTIONS. Any other provision herein to the contrary notwithstanding, the Company shall not be obligated pursuant to the terms of this Agreement:

a.           Claims Initiated by Indemnitee. To indemnify or advance Expenses to Indemnitee with respect to Claims initiated or brought voluntarily by Indemnitee and not by way of defense, except (i) with respect to actions or proceedings to establish or enforce a right to indemnification under this Agreement or any other agreement or insurance policy or under the Certificate or the Bylaws now or hereafter in effect relating to Claims for Indemnification Events, (ii)  in specific cases if the Board of Directors has approved the initiation or bringing of such Claim, or (iii) as otherwise required under Section 145 of the DGCL, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advance expense payment or insurance recovery, as the case may be; or

b.           Claims Under Section 16(b). To indemnify Indemnitee for expenses and the payment of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 16(b) of the Exchange Act or any similar successor statute; or

c.           Claims Excluded Under Section 145 of the DGCL. To indemnify Indemnitee if (i) he did not act in good faith or in a manner reasonably believed by Indemnitee to be in or not opposed to the best interests of the Company, or (ii) with respect to any criminal action or proceeding, Indemnitee had reasonable cause to believe his conduct was unlawful, or (iii)  Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent the court in which such action was brought shall permit indemnification as provided in Section 145(b) of the DGCL.

10.         SETTLEMENTS. The Company shall not settle any Claim in any manner that would impose any penalty or limitation on Indemnitee without Indemnitee's written consent. Indemnitee will not unreasonably withhold its consent to any proposed settlement.

11.         INDULGENCES, ETC. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

12.         IMPUTED KNOWLEDGE. The knowledge and/or actions, or failure to act, of any director other than Indemnitee, officer, agent or employee of the Company (or any affiliate thereof) shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

13.        PERIOD OF LIMITATIONS. No legal action shall be brought and no cause of action shall be asserted by or in the right of the Company or any affiliate of the Company against Indemnitee, Indemnitee's estate, spouse, heirs, executors or personal or legal representatives after the  expiration  of two years from the date of accrual of such cause of action, and any  claim or cause of action of the Company shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such two-year period; provided, however, that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

14.        CONSTRUCTION OF CERTAIN PHRASES.

a.           For purposes of this Agreement, (i) references to "other enterprises" shall include employee benefit plans; (ii) references to "fines" shall include any excise taxes assessed on any Indemnitee with respect to an employee benefit plan; and (iii) references to "serving at the request of the Company" shall include any service as a director, officer, employee, agent or fiduciary of the Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to an employee benefit plan, its participants or its beneficiaries. In the case of any such employee benefit plan, Indemnitee shall be deemed to have acted in a manner "not opposed to the best interests of the Company" as referred to in this Agreement if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the interests of the participants and beneficiaries of such employee benefit plan.

b.           For purposes of this Agreement a "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), other than a trustee or other fiduciary  holding  securities  under  an employee benefit plan of the Company or John Schnatter and his affiliates and associates becomes the "beneficial owner" (as defined in Rule 13d-3 under said Exchange Act), directly or indirectly, of securities of the Company  representing  more than 50% of the total voting power represented  by the Company's then outstanding Voting Securities,  (ii) during  any  period  of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Company and any new director whose election  by the Board of Directors or nomination  for election by the Company's stockholders was approved by a vote of at least a majority  of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved,  cease for any reason to  constitute  a majority thereof, or (iii) the stockholders of the Company approve a merger or consolidation  of the Company with any other corporation other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least two-thirds of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of (in one transaction or a series of transactions) all or substantially all of the Company's assets.

c.          For purposes of this Agreement, "Independent Legal Counsel" shall mean an attorney or firm of attorneys, that is/are experienced in matters of Delaware corporate law, selected in accordance with the provisions of Section 3(b) hereof, who shall not have otherwise performed services for the Company or Indemnitee within the last three years (other than with respect to matters concerning the right of any Indemnitee under this Agreement, or of other indemnitees under similar indemnity agreements). Notwithstanding the foregoing, the term "Independent Legal Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Inde1m1itee's rights under this Agreement. If Independent Legal Counsel is selected by a quorum of Disinterested Directors to be the Reviewing Party, the Company shall give written notice to Indemnitee advising him of the identity of the Independent Legal Counsel so selected. Indemnitee may, within seven days after receipt of written notice, deliver to the Company a written objection to the selection. His objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of independent Counsel as defined in this Section 12(c), and the objection shall set forth with particularity the factual basis of the assertion. If written objection is made, the Independent Legal Counsel so selected shall be disqualified. If, within 20 days after submission by Indemnitee of a demand for indemnification pursuant to this Agreement, no Independent Legal Counsel shall have been selected, or if selected shall have been objected to, in accordance with this Section 12(c), either the Company or Indemnitee may petition a court of competent jurisdiction in the State of Delaware for the appointment as Independent Legal Counsel of a person selected by that court or by any other person that court shall designate, and the person so appointed shall act as Independent Legal Counsel.

d.          For purposes of this Agreement, a "Reviewing Party" sf1all mean a quorum of Disinterested Directors or, if such a quorum is not obtainable or if such a quorum so directs, Independent Legal Counsel. Any decision by such a quorum must be by a majority vote of the quorum. "Disinterested Director" shall mean a director of the Company who is not and was not at any time a party to a Claim relating to an Indemnification Event.

e.          For purposes of this Agreement, "Voting Securities" shall mean any securities of the Company that vote generally in the election of directors.

15.        COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together will constitute one and the same instrument.

16.        BINDING EFFECT; SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company, spouses, heirs, and personal and legal representatives. The  Company  shall  require  and  cause  any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.  This Agreement shall continue in effect with respect to Claims relating to Indemnification Events regardless of whether Indemnitee continues to serve as a director, officer, employee, agent, controlling person, or fiduciary of the Company or of any other enterprise, including subsidiaries of the Company, at the Company's request.

17.         ACTION UNDER AGREEMENT. In the event that any action is instituted by Indemnitee under this Agreement or under any liability insurance policies maintained by the Company to enforce or interpret  any  of the terms  hereof or thereof, Indemnitee  shall  be entitled to be paid all Expenses incurred by Indemnitee with respect to such action if Indemnitee is ultimately successful in such action, and shall be entitled to the advancement of Expenses  (within 25 days of such request) with respect to such action, unless, as a part of such action, a court of competent jurisdiction  over such action determines that the material  assertions  made by Indemnitee as a basis  for such action were not made in good faith or were frivolous.  In  the  event of an action instituted by or in the name of the Company under this Agreement to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all Expenses incurred by Indemnitee in defense of such action (including costs and expenses incurred  with respect to Indemnitee counterclaims and cross-claims  made in  such action),  and shall  be entitled to the advancement  of Expenses  with respect to such action,  unless, as a part of such action, a court having jurisdiction over such action determines that Indemnitee's material defenses to such action were made in bad faith or were frivolous.

18.         NOTICE. All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given (a) upon delivery, if delivered by hand, (b) one business day after the business day of deposit with Federal Express or similar overnight courier, freight prepaid, or (c) one day after the business day of delivery by facsimile transmission, if deliverable by facsimile transmission, with copy by first class mail, postage prepaid, and shall be addressed if to Indemnitee, at Indemnitee's address as set forth beneath Indemnitee's signature to this Agreement and if to the Company at the address of its principal corporate offices (attention: President) or at such other address as such party may designate by ten (10) days' advance written notice to the other party hereto.

19.         CONSENT TO JURISDICTION. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of Delaware for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be commenced, prosecuted and continued only in the Court of Chancery of the State of Delaware in and for New Castle County, which shall be the exclusive and only proper forum for adjudicating such a claim.

20.         SEVERABILITY. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any provision within a single section, paragraph or sentence) are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including, without limitations, each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

21.         CHOICE OF LAW. This Agreement shall be governed by and its provisions construed and enforced in accordance with the laws of the State of Delaware, as applied to contracts between Delaware residents, entered into and to be performed entirely within the State of Delaware, without regard to the conflict of laws principles thereof.

22.         SUBROGATION. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Company effectively to bring suit to enforce such rights.

23.         AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless it is in writing signed by all parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

24.         INTEGRATION AND ENTIRE AGREEMENT. This Agreement sets forth the entire understanding between the parties hereto and supersedes and merges all previous written and oral negotiations, commitments, understandings and agreements relating to the subject matter hereof between the parties hereto.

25.         No CONSTRUCTION AS EMPLOYMENT AGREEMENT. Nothing contained in this Agreement shall be construed as giving the Indemnitee any right to be retained in the employ of the Company or any of its subsidiaries.

26.         CORPORATE AUTHORITY. The Board of Directors of the Company has approved the terms of this Agreement.

IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date first written above.

COMPANY

PAPA JOHN'S INTERNATIONAL, INC.
a Delaware corporation

By:	/s/ Charles W. Schnatter

INDEMNITEE

/s/ John H. Schnatter